UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2014

UPLAND SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On November 21, 2014, Upland Software, Inc. (the “Company”) announced its acquisition of Solution Q, Inc. and its SaaS project and portfolio management application, “Eclipse.” In connection with the acquisition, the Company issued an aggregate of 150,977 shares of its common stock to the Solution Q, Inc. shareholders, all of which were unregistered. The shares of Company common stock issued as acquisition consideration were issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(2) thereof and Rule 506 under Regulation D.

Item 7.01	Regulation FD Disclosure.

On November 21, 2014, Upland Software, Inc. (the “Company”) issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, regarding the Company’s acquisition of Solution Q, Inc. and its SaaS project and portfolio management application, “Eclipse PPM.” Eclipse is a purpose-built application for mid-market organizations seeking an easy-to-use, turnkey solution for their project management and portfolio visibility needs.

Item 8.01	Other Events.

On November 21, 2014, Upland Software, Inc. (the “Company”) announced its acquisition of Solution Q, Inc. and its SaaS project and portfolio management application, “Eclipse.” The Company expects the Eclipse product to generate approximately $4.5 million in revenue in 2015, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting. The purchase price consideration paid in the transaction was approximately $5.8 million, and consisted of approximately $3.2 million in cash payable at closing (net of $0.4 million of cash acquired), a $0.9 million cash holdback payable eighteen (18) months following the closing (subject to indemnification claims), and 150,977 shares of the Company’s common stock.

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements may deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2015 and beyond could differ materially from the Company’s current expectations. Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Upland Software, Inc. Press Release dated November 21, 2014.

The information furnished in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Date: November 21, 2014